As filed with the Securities and Exchange Commission on November 13, 2012

Registration Statement No. 333-177933

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PBF ENERGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	2911	45-3763855
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Telephone: (973) 455-7500

(Name, address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael D. Gayda

President

PBF Energy Inc.

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Telephone: (973) 455-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Todd E. Lenson, Esq.	Jeffrey Dill, Esq.	William M. Hartnett, Esq.
Jordan M. Rosenbaum, Esq.	PBF Energy Inc.	Douglas S. Horowitz, Esq.
Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038 Telephone: (212) 806-5400	Senior Vice President, General Counsel One Sylvan Way, Second Floor Parsippany, New Jersey 07054 Telephone: (973) 455-7500	Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 Telephone: (212) 701-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☑	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is being filed solely for the purpose of filing Exhibits 10.12, 10.13, 10.14, 10.15, 10.16 and 10.27. No change is made to the prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) A list of exhibits filed with this registration statement on Form S-1 is set forth in the Exhibit Index and is incorporated herein by reference.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on November 13, 2012.

PBF ENERGY INC.

By:	/S/ JEFFREY DILL
Name:	Jeffrey Dill
Title:	Officer

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated, on November 13, 2012.

Signature	Title

* Thomas J. Nimbley	Chief Executive Officer (Principal Executive Officer)

* Matthew C. Lucey	Senior Vice President, Chief Financial Officer (Principal Financial Officer)

* Karen B. Davis	Chief Accounting Officer (Principal Accounting Officer)

* Thomas D. O’Malley	Executive Chairman of the Board of Directors

* Spencer Abraham	Director

* Jefferson F. Allen	Director

* Martin J. Brand	Director

* Timothy H. Day	Director

* David I. Foley	Director

* Dennis Houston	Director

* Neil A. Wizel	Director

*By:

/S/ JEFFREY DILL	Attorney-in-fact for the persons indicated
Jeffrey Dill

II-2

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Underwriting Agreement
3.1**	Form of Amended and Restated Certificate of Incorporation of PBF Energy Inc.
3.2**	Form of Amended and Restated Bylaws of PBF Energy Inc.
4.1**	Form of Amended and Restated Registration Rights Agreement
4.2**	Indenture, dated as of February 9, 2012, among PBF Holding Company LLC, PBF Finance Corporation, the Guarantors party thereto, Wilmington Trust, National Association and Deutsche Bank Trust Company Americas
5.1*	Opinion of Stroock & Stroock & Lavan LLP
10.1†**	Asset Purchase Agreement, dated as of April 7, 2010, by and among The Premcor Refining Group Inc., The Premcor Pipeline Co., Delaware City Refining Company LLC and Delaware Pipeline Company LLC, as amended
10.2†**	Stock Purchase Agreement, dated as of September 24, 2010, by and between Valero Refining and Marketing Company and PBF Holding Company LLC, as amended as of November 29, 2010 and December 17, 2010
10.3†**	Asset Sale and Purchase Agreement, dated as of December 2, 2010, by and between Toledo Refining Company, LLC and Sunoco, Inc. (R&M), as amended as of January 18, 2011, February 15, 2011 and February 28, 2011
10.4†**	Offtake Agreement, dated as of March 1, 2011, by and between Toledo Refining Company LLC and Sunoco, Inc. (R&M)

10.4.1**	Assignment and Assumption Agreement, dated as of March 1, 2012, by and between Toledo Refining Company LLC, PBF Holding Company LLC, and Sunoco, Inc. (R&M)
10.5†**	Products Offtake Agreement, dated as of December 14, 2010, by and between Morgan Stanley Capital Group Inc. and PBF Holding Company LLC (superseded by Exhibit 10.25, Amended and Restated Products Offtake Agreement, dated as of August 30, 2012, between Morgan Stanley Capital Group Inc., PBF Holding Company LLC and Paulsboro Refining Company LLC)
10.6†**	Products Offtake Agreement, dated as of April 7, 2011, by and between Morgan Stanley Capital Group Inc. and Delaware City Refining Company LLC (superseded by Exhibit 10.24, Second Amended and Restated Products Offtake Agreement, dated as of July 30, 2012, between Morgan Stanley Capital Group Inc., Transmontaigne Product Services Inc., Delaware City Refining Company LLC and PBF Holding Company LLC)
10.7†**	Crude Oil Acquisition Agreement, dated as of May 31, 2011, by and between Morgan Stanley Capital Group Inc. and Toledo Refining Company LLC (superseded by Exhibit 10.23, Amended and Restated Crude Oil Acquisition Agreement, dated as of March 1, 2012, by and between Morgan Stanley Capital Group Inc. and PBF Holding Company LLC)
10.8†**	Crude Oil/Feedstock Supply/Delivery and Services Agreement, effective as of April 7, 2011, by and between Statoil Marketing & Trading (US) Inc. and Delaware City Refining Company LLC, as amended as of July 29, 2011

10.8.1**	Agreement on Modification to the DCR Crude Supply Agreement, effective as of October 31, 2012, by and between Statoil Marketing & Trading (US) Inc. and Delaware City Refining Company LLC
10.9†**	Crude Oil/Feedstock Supply/Delivery and Services Agreement, effective as of December 16, 2010, by and between Statoil Marketing & Trading (US) Inc. and PBF Holding Company LLC, amended as of January 7, 2011, April 26, 2011 and July 28, 2011

Exhibit Number	Description
10.9.1†**	Fourth Amendment to Crude Oil/Feedstock Supply/Delivery and Services Agreement, entered into as of August 2, 2012, by and among Statoil Marketing & Trading (US) Inc., Paulsboro Refining Company LLC and PBF Holding Company LLC
10.10**	Second Amended and Restated Letter of Credit Facility Agreement, dated as of April 24, 2012, by and among PBF Holding Company LLC, Paulsboro Refining Company LLC, Delaware City Refining Company LLC and BNP Paribas (Suisse) SA
10.11**	Second Amended and Restated Revolving Credit Agreement dated as of October 26, 2012, among PBF Holding Company LLC, Delaware City Refining Company LLC, Paulsboro Refining Company LLC and Toledo Refining Company LLC, the lenders party thereto in their capacities as lenders thereunder, UBS AG, Stamford Branch, as Administrative Agent and Co-Collateral Agent, Bank of America, N.A. and Wells Fargo Bank, N.A., as Co-Collateral Agents
10.12	Form of Second Amended and Restated Employment Agreement between PBF Investments LLC and Thomas D. O’Malley
10.13	Form of Amended and Restated Employment Agreement between PBF Investments LLC and Thomas J. Nimbley
10.14	Form of Second Amended and Restated Employment Agreement between PBF Investments LLC and Matthew C. Lucey
10.15	Form of Second Amended and Restated Employment Agreement between PBF Investments LLC and Donald F. Lucey
10.16	Form of Amended and Restated Employment Agreement between PBF Investments LLC and Michael D. Gayda
10.17**	Form of Restated Warrant and Purchase Agreement between PBF Energy Company LLC and the officers party thereto, as amended
10.18**	Form of Indemnification Agreement between PBF Energy Inc. and each of the executive officers and directors of PBF Energy Inc.
10.19*	Form of Indemnification Agreement between PBF Energy Company LLC and each of the officers party thereto
10.20**	Form of Tax Receivable Agreement
10.21**	Form of Exchange Agreement
10.22**	Form of Amended and Restated Limited Liability Company Agreement of PBF Energy Company LLC
10.23†**	Amended and Restated Crude Oil Acquisition Agreement, dated as of March 1, 2012, by and between Morgan Stanley Capital Group Inc. and PBF Holding Company LLC
10.23.1**	First Amendment to Amended and Restated Crude Oil Acquisition Agreement, dated as of June 28, 2012, by and between PBF Holding Company LLC and Morgan Stanley Capital Group Inc.
10.23.2**	Second Amendment to Amended and Restated Crude Oil Acquisition Agreement, dated as of October 11, 2012, by and between PBF Holding Company LLC and Morgan Stanley Capital Group Inc.
10.24†**	Second Amended and Restated Products Offtake Agreement, dated as of July 30, 2012, between Morgan Stanley Capital Group Inc., Transmontaigne Product Services Inc., Delaware City Refining Company LLC and PBF Holding Company LLC, amended as of September 1, 2012
10.24.1**	Second Amendment to Second Amended and Restated Products Offtake Agreement, dated as of October 11, 2012, between Morgan Stanley Capital Group Inc., Transmontaigne Product Services Inc., Delaware City Refining Company LLC and PBF Holding Company LLC
10.25†**	Amended and Restated Products Offtake Agreement, dated as of August 30, 2012, between Morgan Stanley Capital Group Inc., PBF Holding Company LLC and Paulsboro Refining Company LLC

Exhibit Number	Description

10.25.1**	First Amendment to Amended and Restated Products Offtake Agreement, dated as of October 11, 2012, between Morgan Stanley Capital Group Inc., PBF Holding Company LLC and Paulsboro Refining Company LLC

10.26**	Form of Stockholders’ Agreement of PBF Energy Inc.

10.27	PBF Energy Inc. 2012 Equity Incentive Plan

21.1**	Subsidiaries of the Registrant

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Deloitte & Touche LLP

23.3**	Consent of Ernst & Young LLP

23.4**	Consent of KPMG LLP

23.5*	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page)

24.2**	Power of Attorney of Spencer Abraham

*	To be filed by amendment.
**	Previously filed.
†	Portions of this exhibit were omitted and have been filed separately with the Secretary of the SEC pursuant to the Registrant’s application requesting confidential treatment under Rule 406 of the Securities Act.